Exhibit 99.5


                                                                EXECUTION COPY
                                                                --------------









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               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                                     among

                        GOLDMAN SACHS MORTGAGE COMPANY,
                                  as Assignor

                         GS MORTGAGE SECURITIES CORP.,
                                  as Assignee

                                      and


                        FIRST NATIONAL BANK OF NEVADA,
                                  as Servicer

                                  Dated as of

                               February 24, 2006


================================================================================

               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                  ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "Assignment Agreement") made this 24th day of February, 2006, among First National Bank of Nevada (the "Servicer"), GS Mortgage Securities Corp., as assignee (the "Assignee") and Goldman Sachs Mortgage Company, as assignor (the "Assignor").

                  WHEREAS, the Assignor and the Servicer have entered into the Amended and Restated Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005 (the "Servicing Agreement") pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the Servicing Agreement;

                  WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Assignor certain of the mortgage loans (the "Mortgage Loans"), which are subject to the provisions of the Servicing Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the "Mortgage Loan Schedule"); and

                  WHEREAS, pursuant to a Master Servicing and Trust Agreement, dated as of February 1, 2006 (the "Trust Agreement"), among GS Mortgage Securities Corp., as depositor, Deutsche Bank National Trust Company, as a custodian, U.S. Bank National Association, as a custodian and as trustee (the "Trustee") and JPMorgan Chase Bank, National Association, as master servicer, securities administrator and a custodian (the "Master Servicer"), the Assignee will transfer the Mortgage Loans to the Trustee, together with the Assignee's rights under the Servicing Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor (and if applicable its affiliates, officers, directors and agents) to indemnification thereunder).

                  NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Assignment and Assumption. (a) The Assignor hereby assigns to the Assignee, as of the date hereof, all of its right, title and interest in and to the Mortgage Loans and the Servicing Agreement, to the extent relating to the Mortgage Loans (other than the rights of the Assignor (and if applicable its affiliates, officers, directors and agents) to indemnification thereunder), and the Assignee hereby assumes all of the Assignor's obligations under the Servicing Agreement, to the extent relating to the Mortgage Loans, from and after the date hereof, and the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Assignor from any obligations under the Servicing Agreement from and after the date hereof, to the extent relating to the Mortgage Loans.

                  (b) The Assignor represents and warrants to the Assignee that the Assignor has not taken any action which would serve to impair or encumber the Assignor's ownership interest in the Mortgage Loans since the date of the Servicing Agreement.

                  (c) The Servicer and the Assignor shall have the right to amend, modify or terminate the Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

                  2. Accuracy of Sale Agreement and Servicing Agreement. The Servicer and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Servicing Agreement, (ii) the Servicing Agreement is in full force and effect as of the date hereof, (iii) except as provided in this Agreement, the Servicing Agreement has not been amended or modified in any respect and (iv) no notice of termination has been given to the Servicer under the Servicing Agreement. The Servicer, in its capacity as servicer under the Servicing Agreement, further represents and warrants that the representations and warranties contained in Sections 7.01 and 7.02 of the Servicing Agreement are true and correct as of the Closing Date (as such term is defined in the Servicing Agreement).

                  3. Modification of the Servicing Agreement. Only in so far as it relates to the Mortgage Loans, the Servicer and the Assignor hereby amend the Servicing Agreement as follows:

                  (a) Beginning with the sixth sentence in the second paragraph of Subsection 11.13 through the end of such paragraph, such language shall be deleted in its entirety and replaced with the following:

         "The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property; provided however, that the Company agrees not to sell or dispose of any such Mortgage Loan to a person who acquires such Mortgage Loan using a purchase money mortgage. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property, and provided further, that if the Company is unable to sell such REO Property within three years of acquisition, the Company shall obtain an extension from the Internal Revenue Servicer."

                  (b) a new section, Section 33, will be added immediately following Section 32 which shall read as follows:

                  "SECTION 33. Third Party Beneficiary.

                  JPMorgan Chase Bank, N.A. as master servicer and securities administrator under the Master Servicing and Trust Agreement, dated as of February 1, 2006, among GS Mortgage Securities Corp., U.S. Bank National Association, Deutsche Bank National Trust Company and JPMorgan Chase Bank, N.A., shall be considered a third party beneficiary to this Agreement entitled to all of the rights and benefits accruing to it as if it were a direct party to this Agreement."

                  4. Recognition of Assignee. From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and, notwithstanding anything herein to the contrary, shall service all of the Mortgage Loans for the benefit of the Assignee pursuant to the Servicing Agreement the terms of which are incorporated herein by reference. It is the intention of the Assignor, Assignee and Servicer that the Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

                  5. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

                  (a) Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Assignor or the Servicer other than those contained in the Servicing Agreement or this Assignment Agreement.

                  (b) Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Assignment Agreement and to perform its obligations hereunder and under the Servicing Agreement.

                  (c) Enforceability. The Assignee hereto represents and warrants that this Assignment Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  6. Representations and Warranties of the Assignor. The Assignor hereby represents and warrants to the Assignee as follows:

                  (a) Organization. The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Servicing Agreement and this Assignment Agreement.

                  (b) Enforceability. This Assignment Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (c) No Consent. The execution, delivery and performance by the Assignor of this Assignment Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

                  (d) Authorization; No Breach. The execution and delivery of this Assignment Agreement have been duly authorized by all necessary corporate action on the part of the Assignor; neither the execution and delivery by the Assignor of this Assignment Agreement, nor the consummation by the Assignor of the transactions herein contemplated, nor compliance by the Assignor with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

                  (e) Actions; Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Assignment Agreement or (B) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will, if determined adversely to the Assignor, materially adversely affect its ability to perform its obligations under this Assignment Agreement.

                  7. Additional Representations and Warranties of the Assignor With Respect to the Mortgage Loans. The Assignor hereby represents and warrants to the Assignee as follows:

                  (a) Prior Assignments; Pledges. Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

                  (b) Releases. The Assignor has not satisfied, canceled or subordinated in whole or in part, or rescinded any Mortgage, and the Assignor has not released the related Mortgaged Property from the lien of any Mortgage, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Assignor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the related federal insurer, to the extent such approval was required.

                  (c) Compliance with Applicable Laws. With respect to each Mortgage Loan, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending or disclosure laws applicable to such Mortgage Loan, including without limitation, any provisions relating to prepayment charges, have been complied with.

                  (d) High Cost. No Mortgage Loan is categorized as "High Cost" pursuant to the then current Standard & Poor's Glossary for File Format for LEVELS(R) Version 5.6(c),

Appendix E, as revised from time to time and in effect as of the Original Purchase Date. Furthermore, none of the Mortgage Loans sold by the Seller are classified as (a) a "high cost mortgage" loan under the Home Ownership and Equity Protection Act of 1994 or (b) a "high cost home," "covered," "high-cost," "high-risk home," or "predatory" loan under any other applicable state, federal or local law.

                  (e) Georgia Fair Lending Act. No Mortgage Loan is secured by a property in the state of Georgia and originated between October 1, 2002 and March 7, 2003.

                  (f) Credit Reporting. The Assignor will cause to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on Mortgagor credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                  (g) Bring Down. To the Assignor's knowledge, with respect to each Mortgage Loan, no event has occurred from and after the closing date set forth in such Servicing Agreement to the date hereof that would cause any of the representations and warranties relating to such Mortgage Loan set forth in
Section 7.02 of the Servicing Agreement to be untrue in any material respect as of the date hereof as if made on the date hereof. With respect to those representations and warranties which are made to the best of the Assignor's knowledge, if it is discovered by the Assignor that the substance of such representation and warranty is inaccurate, notwithstanding the Assignor's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

                  It is understood and agreed that the representations and warranties set forth in Sections 6 and 7 shall survive delivery of the respective mortgage loan documents to the Assignee or its designee and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this Assignment Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Assignor set forth in
Section 8 to repurchase or, in limited circumstances, substitute a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in Sections 6 and 7. It is further understood and agreed that, except as specifically set forth in Sections 6 and 7, the Assignor shall be deemed not to have made the representations and warranties in Section 7(g) with respect to, and to the extent of, representations and warranties made, as to the matters covered in Section 7(g), by the Servicer in the Servicing Agreement (or any officer's certificate delivered pursuant thereto).

                  It is understood and agreed that, with respect to the Mortgage Loans, the Assignor has made no representations or warranties to the Assignee other than those contained in Sections 6 and 7, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

                  8. Repurchase of Mortgage Loans. Upon discovery or notice of any breach by the Assignor of any representation, warranty or covenant under this Assignment Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within sixty (60) days from the date on which it is notified of the breach, the Assignee may enforce the Assignor's obligation hereunder to purchase such Mortgage Loan from the Assignee at the Repurchase Price as defined in the Servicing Agreement or, in limited circumstances (as set forth below), substitute such mortgage loan for a Substitute Mortgage Loan (as defined below).

                  The Assignor shall have the option, but is not obligated, to substitute a Substitute Mortgage Loan for a Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, by removing such Mortgage Loan and substituting in its place a Substitute Mortgage Loan or Loans and providing the Substitution Adjustment Amount, provided that any such substitution shall be effected not later than ninety (90) days from the date on which it is notified of the breach.

                  In the event the Servicer has breached a representation or warranty under the Servicing Agreement that is substantially identical to, or covers the same matters as, a representation or warranty breached by the Assignor hereunder, the Assignee shall first proceed against the Servicer to cure such breach or purchase such mortgage loan from the Trust. If the Servicer does not within sixty (60) days after notification of the breach, take steps to cure such breach (which may include certifying to progress made and requesting an extension of the time to cure such breach, as permitted under the Servicing Agreement) or purchase the Mortgage Loan, the Trustee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase or substitute for the Mortgage Loan from the Trust.

                  In addition, the Assignor shall have the option, but is not obligated, to substitute a Substitute Mortgage Loan for a Mortgage Loan with respect to which the Servicer has breached a representation and warranty and is obligated to repurchase such Mortgage Loan under the Servicing Agreement, by removing such Mortgage Loan and substituting in its place a Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than ninety (90) days from the date on which it is notified of the breach.

                  In the event of any repurchase or substitution of any Mortgage Loan by the Assignor hereunder, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Servicer to cure any breach or repurchase such Mortgage Loan under the terms of the Servicing Agreement with respect to such Mortgage Loan. In the event of a repurchase or substitution of any Mortgage Loan by the Assignor, the Assignee shall promptly deliver to the Assignor or its designee the related Mortgage File and shall assign to the Assignor all of the Assignee's rights under the Servicing Agreement, but only insofar as such Servicing Agreement relates to such Mortgage Loan.

                  Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of this Assignment Agreement, to oversee compliance hereof or to take notice of any breach or default thereof.

                  For purposes of this Section, "Deleted Mortgage Loan" and "Substitute Mortgage Loan" shall be defined as set forth below.

                  "Deleted Mortgage Loan" A Mortgage Loan which is to be, pursuant to this Section 8, replaced or to be replaced by the Assignor with a Substitute Mortgage Loan.

                  "Substitute Mortgage Loan" A mortgage loan substituted by the Assignor for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 2% per annum higher than that of the Deleted Mortgage Loan;
(iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same periodic rate cap, lifetime rate cap, and index); and (v) comply with each representation and warranty set forth in Section 7.02 of the Servicing Agreement.

                  "Substitution Adjustment Amount" means with respect to any Mortgage Loan, the amount remitted by GSMC on the applicable Distribution Date which is the difference between the outstanding principal balance on a Substitute Mortgage Loan as of the date of substitution and the outstanding principal balance of the Deleted Mortgage Loan as of the date of substitution.

                  9. Continuing Effect. Except as contemplated hereby, the Servicing Agreement shall remain in full force and effect in accordance with their respective terms.

                  10. Governing Law.

                  THIS ASSIGNMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

                  EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS ASSIGNMENT AGREEMENT.

                  11. Notices. Any notices or other communications permitted or required hereunder or under the Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to:

                  (a) in the case of the Servicer,

                      First National Bank of Nevada
                      17600 N. Perimeter Drive
                      Scottsdale, Arizona 85255
                      Attn: Secondary Marketing

                      With a copy to:

                      First National Bank of Nevada
                      17600 N. Perimeter Drive
                      Scottsdale, Arizona 85255
                      Attn: General Counsel

or such other address as may hereafter be furnished by the Servicer;

                  (b) in the case of the Assignee,

                       GS Mortgage Securities Corp.
                       100 Second Avenue South
                       Suite 200 North
                       St. Petersburg, FL  33701
                       Attention:  Debbie Brown
                       Tel.:  (727) 825-3800
                       Fax:  (727) 825-3821

                       With a copy to:

                       GS Mortgage Securities Corp.
                       85 Broad Street
                       New York, New York  10004
                       Attention:  William Moliski
                       Tel.:   (212) 357-8721
                       Fax:  (212) 902-3000

or such other address as may hereafter be furnished by the Assignee; and

                  (c) in the case of the Assignor,

                      Goldman Sachs Mortgage Company
                      85 Broad Street
                      New York, New York 10004
                      Attention:  William Moliski
                      Tel.:  (212) 357-8721
                      Fax:  (212) 902-3000

or such other address as may hereafter be furnished by the Assignor.

                  12. Counterparts. This Assignment Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

                  13. Definitions. Any capitalized term used but not defined in this Assignment Agreement has the meaning assigned thereto in the Servicing Agreement or Trust Agreement, as applicable.

                  14. Third Party Beneficiary. The parties agree that the Trustee is intended to be, and shall have the rights of, a third party beneficiary of this Assignment Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement the day and year first above written.


                                GOLDMAN SACHS MORTGAGE
                                  COMPANY

                                By:   Goldman Sachs Real Estate Funding
                                          Corp., its General Partner


                                By: /s/ Michelle Gill
                                    Name: Michelle Gill
                                    Title: Vice President


                                GS MORTGAGE SECURITIES CORP.


                                By: /s/ Kevin Gasvoda
                                    Name: Kevin Gasvoda
                                    Title: Vice President

                                FIRST NATIONAL BANK OF NEVADA


                                By: /s/ Scott L. Groves
                                    Name: Scott L. Groved
                                    Title: SVP, Secondary Marketing



                                FNBN Step 1 AAR

                                   EXHIBIT 1
                                   ---------

                            Mortgage Loan Schedule



   [On File with the Securities Administrator as provided by the Depositor]


                                      1-1

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                                                                EXECUTION COPY












                                   EXHIBIT 2

                              Servicing Agreement
                              -------------------

                                [See Attached]












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




            AMENDED AND RESTATED MASTER MORTGAGE LOAN PURCHASE AND
                          INTERIM SERVICING AGREEMENT




                        GOLDMAN SACHS MORTGAGE COMPANY
                                   Purchaser




                                      and




                         FIRST NATIONAL BANK OF NEVADA
                                    Company




                         Dated as of November 1, 2005




                    Fixed and Variable Rate Mortgage Loans

                               TABLE OF CONTENTS

                                                                           Page

SECTION 1.  Definitions.      1

SECTION 2.  Agreement to Purchase.    13

SECTION 3.  Mortgage Loan Schedule.   13

SECTION 4.  Purchase Price; Near-term Principal Prepayments.     13

         Subsection 4.01.  Purchase Price.  13

         Subsection 4.02.  Near-term Principal Prepayments.   13

SECTION 5.  Examination of Mortgage Files.     14

SECTION 6.  Conveyance from Company to Purchaser.       14

         Subsection 6.01.  Conveyance of Mortgage Loans; Possession of Mortgage
                  Files.  14

         Subsection 6.02.  Books and Records.        14

         Subsection 6.03.  Delivery of Mortgage Loan Documents.        15

SECTION 7. Representations, Warranties and Covenants of the Company; Remedies for Breach. 19

         Subsection 7.01.  Representations and Warranties Respecting the
            Company.       19

         Subsection 7.02.  Representations and Warranties Regarding Individual
         Mortgage Loans.   22

         Subsection 7.03.  Remedies for Breach of Representations and
            Warranties; Post-Closing Due Diligence.        36

SECTION 8.  Closing. 37

         Subsection 8.01.  Conditions to Purchaser's Obligations.      37

         Subsection 8.02.  Conditions to Company's Obligations.        38

SECTION 9.  Closing Documents.        38

SECTION 10. Costs; Assignments.       39

SECTION 11. Company's Interim Servicing Obligations.    39

SECTION 12. The Company.      39

         Subsection 12.01. Indemnification. 39

         Subsection 12.02. Merger or Consolidation of the Company.     40

         Subsection 12.03. Limitation on Liability of the Company and Others. 41

         Subsection 12.04. Company Not to Resign.    41

         Subsection 12.05. No Transfer of Servicing. 41

SECTION 13.       Default. 42

         Subsection 13.01. Events of Default.        42

         Subsection 13.02. Waiver of Defaults.       43

SECTION 14.       Termination; Servicing Transfer.   43

         Subsection 14.01. Obligations of the Company Prior to the Servicing
            Transfer Date.      44

         Subsection 14.02. Obligations of the Company after the Servicing
            Transfer Date.46

         Subsection 14.03. Limited Power of Attorney.47

         Subsection 14.04. Supplementary Information.47

         Subsection 14.05. Reasonable Access.        47

SECTION 15. Successor to the Company. 47

SECTION 16. Notices. 48

SECTION 17. Severability Clause.      48

SECTION 18. Counterparts.     49

SECTION 19. Governing Law.    49

SECTION 20. Intention of the Parties. 49

SECTION 21. Successors and Assigns.   49

SECTION 22. Waivers. 49

SECTION 23. Exhibits.         49

SECTION 24. General Interpretive Principles.   49

SECTION 25. Reproduction of Documents.50

SECTION 26. Nonsolicitation.  50

SECTION 27. Survival.         51

SECTION 28. Integration.      51

SECTION 29. Availability of Information.       51

SECTION 30. Loan Sales and Securitization.     51

SECTION 31. Confidential Information. 52

SECTION 32. Compliance with Regulation AB      52

         Subsection 32.01. Intent of the Parties; Reasonableness       52

         Subsection 32.02. Additional Representations and Warranties of the
            Company.    53

         Subsection 32.03. Information to Be Provided by the Company.  53

         Subsection 32.04. Indemnification. 56




EXHIBITS

EXHIBIT 1   FORM OF TERM SHEET

EXHIBIT 2   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT 3   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 4   FORM OF ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT 5   SERVICING ADDENDUM

EXHIBIT 6   [RESERVED]

EXHIBIT 7   SERVICING TRANSFER INSTRUCTIONS

EXHIBIT 8   FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT 9   COMPANY'S UNDERWRITING GUIDELINES

EXHIBIT 10  FORM OF POWER OF ATTORNEY

EXHIBIT 11  NEW JERSEY LOAN STIPULATIONS

  AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT

                  This AMENDED AND RESTATED MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT (the "Agreement"), is dated as of November 1, 2005, by and between Goldman Sachs Mortgage Company, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and First National Bank of Nevada, having an office at 17600 N. Perimeter Drive, Scottsdale, Arizona 85255 (the "Company").


                             W I T N E S S E T H:


                  WHEREAS, the Company and the Purchasers are parties to that certain Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004 (the "Original Agreement"), pursuant to which, from time to time, the Company desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Company, certain conventional fixed and variable rate residential first lien mortgage loans as described therein, including all Servicing Rights (as defined below) related thereto (the "Mortgage Loans") and certain fixed and adjustable rate first an Co-op Loans (the "Co-op Loans"), which shall be delivered as whole loans; and


                  WHEREAS, at the present time, the Purchaser and the Company desire to amend the Original Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired pursuant to this Agreement or the Original Agreement.


                  NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

                  15. Definitions. For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

                  Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

                  Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

                  Agreement: This Amended and Restated Mortgage Loan Purchase and Interim Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

                  Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

                  Assignment of Mortgage: An individual assignment of Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser. None of the assignments of Mortgage will be "blanket" assignments of Mortgage.

                  Balloon Mortgage Loan: Any Mortgage Loan which by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date.

                  Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or in the State of Arizona are authorized or obligated by law or executive order to be closed.

                  Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

                  Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

                  Closing Documents: The documents required pursuant to
Section 9.

                  Commission: The United States Securities and Exchange Commission.

                  Company: First National Bank of Nevada, their successors in interest and assigns, as permitted by this Agreement.

                  Company Information: As defined in Subsection 32.04.

                  Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of the Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

                  Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

                  Confirmation: The Trade Confirmation Letter between the Purchaser and the Company which relates to the Mortgage Loans.

                  Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

                  Co-op Loan: A Mortgage Loan that is secured by a first or second lien on and a perfected security interest in Cooperative Shares and the related proprietary lease granting exclusive rights to occupy the related Cooperative Apartment in the building owned by the related Cooperative.

                  Co-op Stock: With respect to a Co-op Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related residential cooperative housing corporation.

                  Cooperative: The private, non profit cooperative apartment corporation which owns all of the real property that comprises the Project, including the land, separate dwelling units and all common areas.

                  Cooperative Unit: With respect to any Co-op Loan, a specific unit in a Project.

                  Cooperative Shares: With respect to any Co-op Loan, the shares of stock issued by a Cooperative and allocated to a Cooperative Apartment and represented by a stock certificates.

                  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

                  Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by a Qualified Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations.

                  Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

                  Custodial Account: Each separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled "First National Bank of Nevada, in trust for the [Purchaser], Owner of Mortgage Loans, P&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

                  Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

                  Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 7.02.

                  Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

                  Due Date: The day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace which day is the first day of the month.

                  Eligible Account: An account established and maintained: (i) within FDIC insured accounts created or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer).

                  Escrow Account: Each separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "First National Bank of Nevada, in trust for the [Purchaser], Owner of Mortgage Loans, and various Mortgagors, T&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

                  Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

                  Estoppel Letter: A document certifying, with respect to a Co-op Loan, (i) the appurtenant Co-op Lease will be in full force and effect as of the date of issuance thereof, (ii) the related Co-op Stock was registered in the Mortgagor's name and there has been no notice of any lien upon, pledge of, levy of execution on or disposition of such Co-op Stock, and
(iii) the Mortgagor is not in default under the appurtenant Co-op Lease and all charges due have been paid.

                  Event of Default: Any one of the events enumerated in Subsection 13.01.

                  Exchange Act: The Securities Exchange Act of 1934, as amended.

                  Fannie Mae: Fannie Mae or any successor thereto.

                  Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

                  Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

                  FIRREA: The Financial Institutions Reform, Recovery, and Enforcement act of 1989, as amended and in effect from time to time.

                  GAAP: Generally accepted accounting principles, consistently applied.

                  Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

                  High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to the applicable Standard & Poor's Glossary.

                  Home Loan: A Mortgage Loan categorized as a Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

                  HMDA: The Home Mortgage Disclosure Act, as amended.

                  Index: With respect to each adjustable rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

                  Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the first Adjustment Date after the Origination Date, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

                  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

                  Interest Paid to Date: With respect to a Mortgage Loan, the last date to which interest has been paid on such Mortgage Loan, as shown on the books and records of Company as of the related Cut-off Date.

                  Interim Servicing Period: With respect to any Mortgage Loan, the period during which the Company shall service the Mortgage Loans in accordance with the provisions of this Agreement, commencing on the related Closing Date and ending on the related Servicing Transfer Date.

                  Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

                  Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

                  Loan to Value Ratio or LTV: With respect to any Mortgage Loan as of origination, the ratio on such date of the outstanding principal amount of the Mortgage

Loan to the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property.

                  Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

                  MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

                  MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

                  Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

                  Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

                  Mortgage: (a) With respect to any Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note. and (b) with respect to a Co-op Loan, the related Security Agreement.

                  Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

                  Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents and originals of all other documents referred to in Exhibit 2 annexed hereto and any additional documents related to the origination of a particular Mortgage Loan and all documents, files and other information necessary to service the Mortgage Loans.

                  Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

                  Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and identified on the related Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Servicing Rights, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

                  Mortgage Loan Documents: The documents listed in Subsection
6.03 pertaining to any Mortgage Loan.

                  Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet (which shall also be provided in an electronic format acceptable to Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner occupied, a second home or investor property; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);
(7) the original principal amount of the Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the date on which the first Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment at origination; (12) the original months to maturity;
(13) the Origination Date of the Mortgage Loan and the remaining months to maturity from the Cut off Date, based on the original amortization schedule;
(14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the Mortgage Interest Rate in effect immediately following the Cut off Date; (16) the Stated Principal Balance of the Mortgage Loan as of the Cut off Date; (17) the amount of the Monthly Payment as of the Cut off Date; (18) the sales price of the Mortgaged Property, if applicable, the Appraised Value and the Loan-to-Value Ratio at origination; (19) the Current Appraised Value and Current LTV, if applicable;
(20) a code indicating the documentation type; (21) credit score and/or mortgage score, each if applicable; (22) a code indicating whether or not the Mortgage Loan is the subject of Primary Mortgage Insurance Policy and the name of the related; (23) loan type (i.e. fixed, adjustable, 3/1 ARM, etc.); (24) whether the Mortgage Loan is classified as a high cost loan under Section 32 of the Home Ownership and Equity Protection Act of 1994; (25) for any adjustable rate Mortgage Loan, the first Adjustment Date after the Origination Date, the Adjustment Date next following the Cut-off Date, the Index, the Gross Margin, the Initial Rate Cap, if any, the Periodic Rate Cap, if any, the Lifetime Rate Cap, if any, the Minimum Mortgage Interest Rate and the Maximum Mortgage Interest Rate; (26) a code indicating whether or not each Mortgage Loan has a prepayment penalty and if so, the amount and duration of such penalty; (27) reserved; (28) the debt-to-income ratio; (29) a code indicating whether or not the Mortgage Loan is a buydown loan; (30) a code indicating whether or not the Mortgage Loan has "balloon features"; (31) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and (32) points and fees. With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

                  Mortgage Note: The note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

                  Mortgaged Property: (a) With respect to each Mortgage Loan which is not a Co-op Loan, the underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a Residential Dwelling and (b) with respect to each Co-op Loan, the related Cooperative Unit.

                  Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor(s) in title to the Mortgaged Property.

                  Net Escrow Payments: Escrow Payment balances remaining after advances by the Company for taxes and insurance to the extent documented under a detailed statement provided to the Purchaser.

                  Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

                  Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

                  Origination Date: The date on which a Mortgage Loan funded.

                  Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan and any Adjustment Date (other than the first Adjustment Date) therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

                  Person: An individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Primary Mortgage Insurance Policy or PMI Policy: Each primary policy of mortgage insurance issued by a Qualified Insurer and represented to be in effect pursuant to Section 7.02.

                  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  Project: All real property owned by the Cooperative including the land, separate dwelling units and all common areas.

                  "Proprietary Lease" shall mean the lease on a Cooperative Unit evidencing the possessory interest of the owner in the Cooperative Shares in such Cooperative Unit.

                  Purchase Price: The price paid by the Purchaser in exchange for the Mortgage Loans (including the Servicing Rights thereon) purchased on the related Closing Date, calculated as provided in Section 4.

                  Purchase Price Percentage: That certain purchase price percentage specified in the related Term Sheet with respect to the Mortgage Loans, as adjusted as provided for therein.

                  Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, its successors in interest and assigns.

                  Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae or Freddie Mac.

                  Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company's own account or
(y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

                  Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or Freddie Mac, and whose claims paying ability is rated in the two highest rating categories by each applicable Rating Agency with respect to primary mortgage insurance and in the two highest rating categories in Best's Key Rating Guide with respect to hazard and flood insurance.

                  Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are limited to the sum of the unpaid principal balance of the existing first mortgage, closing costs (including all prepaid items), points, the amount required to satisfy any subordinate mortgage liens that are more than one year old (if the borrower plans to satisfy them), and other funds for the borrower's use (as long as the amount does not exceed 2% of the principal amount of the new mortgage or $2,000). A property that has subordinate liens that have been in existence for one year or less also may be treated as a rate/term refinance transaction as long as the proceeds of the subordinate lien were used to make documented home improvements.

                  Rating Agency: Standard & Poor's, Moody's, Fitch Ratings or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

                  Recognition Agreement: shall mean, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.

                  Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

                  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                  REO Disposition: The final sale by the Company of any REO Property.

                  REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

                  Repurchase Price: With respect to any Mortgage Loan, a price equal to (w) the product of the Purchase Price Percentage multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus
(x) up to ninety (90) days' accrued interest on such Stated Principal Balance at the Mortgage Interest Rate from the last interest paid to date through which interest has been paid by or on behalf of the Mortgagor through the date prior to the date of repurchase, less (y) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan plus (z) any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law up to the time of such repurchase or substitution that was actually incurred and paid out of or on behalf of the related trust fund, and that directly resulted from such violation.

                  Residential Dwelling: Any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a unit in a condominium project, or (iv) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not eligible for sale to the Purchaser: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes, (f) homes which are situated on more than ten acres of property and (g) homes which are secured by a leasehold estate.

                  SAIF: The Savings Association Insurance Fund, or any successor thereto.

                  Securities Act: The Securities Act of 1933, as amended.

                  Security Agreement: With respect to a Co-op Loan, the agreement or mortgage creating a security interest in favor of the originator of the Co-op Loan in the related Co-op Stock.

                  Servicing Addendum: The terms and conditions attached hereto as Exhibit 5 which will govern the servicing of the Mortgage Loans by the Company during the Interim Servicing Period.

                  Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, prepayment penalties or premiums due in connection with a Principal Prepayment, other penalties, fees or similar payments with respect to the Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans, Escrow Accounts and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Mortgage Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Company thereunder including, but not limited to, any clean-up calls and termination options.

                  Servicing Rights Owner: The Person to whom the Servicing Rights are transferred at any time, which Person may or may not be the Purchaser of the Mortgage Loans hereunder, and which Person will, on the related Closing Date, be the Purchaser.

                  Servicing Transfer Date: As set forth in the related Term Sheet; provided however, if a Mortgage Loan is 60 or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser.

                  Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

                  Standard & Poor's: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

                  Standard & Poor's Glossary: Appendix E to the applicable Standard & Poor's LEVELS Glossary, as attached as an exhibit to the applicable Purchase Price and Terms Letter

                  Stated Principal Balance: As to each Mortgage Loan (i) the principal balance of such Mortgage Loan as of the related Cut off Date after application of payments actually received on the Mortgage Loans prior to the related Cut-off Date, minus (ii) all amounts thereafter distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

                  Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

                  Stock Certificate: shall mean, with respect to a Co-op Loan, the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative.

                  Stock Power: shall mean, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

                  Successor Servicer: A servicer designated by the Purchaser pursuant to Section 12.01 which is entitled to the benefits of the indemnifications set forth in such Section.

                  Term Sheet: A supplemental agreement in the form attached hereto as Exhibit 1 which shall be executed and delivered by the Company and the Purchaser to provide for the sale pursuant to the terms of this Agreement of the Mortgage Loans including all Servicing Rights related thereto listed on
Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

                  Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

                  Transaction: As defined in Section 30.

                  16. Agreement to Purchase. The Company agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans, together with the Servicing Rights, having an actual aggregate unpaid principal balance on the related Cut off Date in an amount set forth on the related Term Sheet or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

                  17. Mortgage Loan Schedule. The Company shall deliver the related Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date.

                  18. Purchase Price; Near-term Principal Prepayments.

                  (a) Purchase Price. The Purchase Price for the Mortgage Loans and Servicing Rights listed on the related Mortgage Loan Schedule shall be the Purchase Price Percentage, multiplied by the Stated Principal Balance as of the related Cut-off Date.

                  In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on the related Closing Date, accrued interest on each Mortgage Loan at the Mortgage Interest Rate net of any applicable LPMI premiums from the related last Interest Paid to Date through the day prior to the related Closing Date, inclusive; provided, however, with respect to those Mortgage Loans for which interest has been paid through a date beyond the related Cut-off Date, such accrued interest owing to Company shall be reduced by the amount of interest accruing on the Stated Principal Balance of each such Mortgage Loan at a rate equal to the Mortgage Interest Rate of such Mortgage Loan, from the related Closing Date to the day prior to the interest paid through date for such Mortgage Loan, inclusive.

                  With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive (except as otherwise described in this Agreement during the related Interim Servicing Period): all payments and/or recoveries of principal collected on or after the related Cut-off Date, all payments of interest on the Mortgage Loans and all fees, prepayment penalties or premiums.

                  (b) Near-term Principal Prepayments. In the event any Principal Prepayment is made by a Mortgagor on or prior to the date which is 30 days after the related Closing Date occurs, the Company shall remit to the Purchaser an amount equal to (a) with respect to any Mortgage Loan for which there is no prepayment penalty, the excess, if any, of the Purchase Price Percentage for such Mortgage Loan over par multiplied by the amount of such Principal Prepayment (the "Premium") and (b) with respect to any Mortgage Loan which has a prepayment penalty, an amount equal to the Premium for such Mortgage Loan minus the amount of the prepayment penalty received. Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of notice of such Principal Prepayment by the Company. If demand for payment of any amount described in this paragraph is not made prior to ninety (90) days after the date of any Principal Prepayment, the Company shall have no obligation to pay the amount described in this paragraph.

                  19. Examination of Mortgage Files. With regard to the examination of the Mortgage Loans and Mortgage Files prior to the related Closing Date, Purchaser and Company shall have such rights as are set forth in the related Confirmation. If Purchaser declines, in accordance with its rights under the related Confirmation, to purchase a Mortgage Loan, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to Company, purchase all or a portion of the Mortgage Loans without conducting any partial or complete examination.

                  20. Conveyance from Company to Purchaser.

                  (a) Conveyance of Mortgage Loans; Possession of Mortgage Files. On the related Closing Date, the Company, simultaneously with the payment of the related Purchase Price, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Company in and to the Mortgage Loans (including the Servicing Rights thereon) listed on the related Mortgage Loan Schedule attached to the related Term Sheet, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Company shall deliver to the Purchaser (or upon Purchaser's request, its designee) the Mortgage Loan Documents. The contents of each related Mortgage File required to be retained by the Company to interim service the Mortgage Loans pursuant to the Agreement and the related Term Sheet and thus not delivered to the Purchaser prior to the related Closing Date are, and shall be, held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating interim servicing of the related Mortgage Loan pursuant to the Agreement and the related Term Sheet, and such retention and possession by the Company shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan and Servicing Rights prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only.

                  The Mortgage File retained by the Company with respect to each Mortgage Loan pursuant to this Agreement and the related Term Sheet shall be appropriately identified in the Company's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement.

                  (b) Books and Records. Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Company in trust for the benefit of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating the interim servicing of the Mortgage Loans as described herein. Upon Purchaser's request, the Company shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note to the Purchaser.

Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note and the related Servicing Rights shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company to which Purchaser is entitled as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Company in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

                  It is the express intention of the parties that the transactions contemplated by this Agreement and the related Term Sheet be, and be construed as, a sale of the Mortgage Loans, and the Servicing Rights by the Company and not a pledge of the Mortgage Loans or the Servicing Rights by the Company to the Purchaser to secure a debt or other obligation of the Company. Consequently, the sale of each Mortgage Loan and the Servicing Rights shall be reflected as a sale on the Company's business records, tax returns and financial statements. (c) Delivery of Mortgage Loan Documents. No later than five Business Days prior to the related Closing Date, the Company shall deliver to the Purchaser or its agent the following Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule attached to the related Term Sheet:

                  With respect to each Mortgage Loan which is not a Co-op
Loan;

                  (i) The original Mortgage Note endorsed "Pay to the order of [________________], without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders, or an original lost note affidavit executed by Company in a form reasonably acceptable to Purchaser. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]";

                  (ii) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the Company to blank, or otherwise in accordance with Purchaser's instructions, which assignment of mortgage shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage;

                  (iii) The original of any guarantee executed in connection with the Mortgage Note;

                  (iv) Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon; provided, that if the mortgage has been delivered to the applicable recording office for recordation, Company may deliver a copy together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Company (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage, and deliver the original upon receipt from the appropriate recording office within 180 days of the Closing Date. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (v) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company;

                  (vi) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignment of mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment of mortgage together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or
(ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

                  (vii) The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (a) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally; the original policy of title insurance shall be delivered promptly upon receipt thereof by the Company;

                  (viii) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

                  (ix) If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company;

                  (x) The original Primary Mortgage Insurance Policy, if applicable

                  With respect to each Mortgage Loan which is not a Co-op Loan;

                   The original Mortgage Note endorsed "Pay to the order of [________________], without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders, or an original lost note affidavit executed by Company in a form reasonably acceptable to Purchaser. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]";

                  (xi) The original Assignment of Proprietary Lease for each Mortgage Loan, from the Seller signed by original or by facsimile signature to __________________, which assignment shall be in form and substance acceptable for recording (except for the recording information);

                  (xii) the original Stock Certificate and related Stock Power, in blank, executed by the Mortgagor with such signature guaranteed and original Stock Power, in blank executed by the related Seller;

                  (xiii) the original Proprietary Lease and the assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the related Seller, then such Seller must execute an assignment of the assignment of Proprietary Lease in blank;

                  (xiv) the original Recognition Agreement and the original assignment of Recognition Agreement;

                  (xv) the recorded state and county financing statements and changes thereto;

                  (xvi) an estoppel letter and/or consent;

                  (xvii) the co op lien search; and

                  (xviii) the guaranty of the Mortgage Note and Co-op Loan, if any; and the original of any security agreement or similar document executed in connection with the Co-op Loan.

                  If the Company cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the related Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser within such time period as specified in a Company's Officer's Certificate or, if delivery is not made by the expiration of such time period, Company shall use commercially reasonable efforts to cause delivery as soon as possible thereafter.

                  The Company shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two
(2) weeks of their execution, provided, however, that the Company shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

                  Company shall provide an original or duplicate original of the title insurance policy to Purchaser within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

                  In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R)

System to identify the Purchaser of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

                  For any Mortgage Loan that is not a MERS Mortgage Loan, the Company shall prepare the Assignments of Mortgage and shall pay to the Purchaser any recording fees or costs in transferring all original documents to the Purchaser.

                  On the date which is two days prior to the related Closing Date (the "Scheduled Delivery Date",) the Company shall deliver to the Purchaser the Mortgage Loan Schedule.

                  21. Representations, Warranties and Covenants of the Company; Remedies for Breach.

                  (a) Representations and Warranties Respecting the Company. The Company hereby represents and warrants to the Purchaser, its successors and assigns and the Servicing Rights Owner as of the related Closing Date that:

                  The Company is a national association duly organized, validly existing and in good standing under the laws of the United States of America and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The Company has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the sale of the Mortgage Loans and Servicing Rights in accordance with the terms of this Agreement and the related Term Sheet;

                  The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan (including the Servicing Rights), to sell each Mortgage Loan and the Servicing Rights, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted. The Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement and the related Term Sheet, assuming due authorization, execution and delivery by the Purchaser, and each Assignment of Mortgage and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

                  Neither the execution and delivery of this Agreement or the related Term Sheet by the Company, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans or the Servicing Rights to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement or the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's articles of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

                  The Company is not in violation of, and the execution and delivery of this Agreement or the related Term Sheet by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans and the Servicing Rights will not cause the Company to become insolvent. The sale of the Mortgage Loans and Servicing Rights is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

                  The Company is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the related Closing Date;

                  Immediately prior to the payment of the related Purchase Price for each Mortgage Loan and the Servicing Rights thereto, the Company was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and the related Servicing Rights and upon the payment of the related Purchase Price by the Purchaser, in the event that the Company retains record title, the Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of interim servicing and supervising the interim servicing of each Mortgage Loan;

                           There are no actions or proceedings against, or, to Company's knowledge, investigations of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or the related Term Sheet, (B) seeking to prevent the sale of the Mortgage Loans, the sale of the Servicing Rights or the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Company. There is no action, suit, proceeding or investigation pending against the Company with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

                  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Mortgage Loans and Servicing Rights and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

                  The consummation of the transactions contemplated by this Agreement and the related Term Sheet are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes, the Mortgages and/or the Servicing Rights by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                  In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans and the Servicing Rights to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans and Servicing Rights under current market conditions. The Company will treat the sale of the Mortgage Loans and the Servicing Rights to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

                  The Company has delivered to the Purchaser financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement and the related Term Sheet;

                  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the Servicing Rights; and

                  Insured Depository Institution Representations. The Company is an "insured depository institution" as that term is defined in
         Section 1813(c)(2) of Title 12 of the United States Code, as amended, and accordingly, the Company makes the following additional representations and warranties:

                  This Agreement between the Purchaser and the Company conforms to all applicable statutory and regulatory requirements; and

                  This Agreement is (1) executed contemporaneously with the agreement reached by the Purchaser and the Company, (2) approved by a specific corporate or banking association resolution by the Company's board of directors, which approval shall be reflected in the minutes of said board, and (3) an official record of the Company. A copy of such resolution, certified by a vice president or higher officer of the Company has been provided to the Purchaser.

                  (b) Representations and Warranties Regarding Individual Mortgage Loans. The Company hereby represents and warrants to the Purchaser, its successors and assigns and the Servicing Rights Owner, with respect to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

                  The information set forth in the related Mortgage Loan
         Schedule is complete, true and correct;

                  No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent for more than thirty (30) days at any time prior to the related Closing Date. The Mortgage Loan has not been dishonored. There are no material defaults under the terms of the Mortgage Loan. Each Mortgage Loan has a monthly Due Date of the first day of each month. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

                  There is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note, Mortgage or Proprietary Lease, if applicable, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. No Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

                  There are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause (ix) below;

                  As of the date of origination of the Mortgage Loan, there was no damage to any Mortgaged Property. At origination of the Mortgage Loan there was not any proceeding pending for the total or partial condemnation of the Mortgaged Property. The

         Company has not received notification that any such proceedings are scheduled to commence at a future date.

                  Each Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property securing the related Mortgage Note, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage, subject only to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. to each Second Lien Mortgage Loan a prior mortgage lien on the Mortgaged Property. Except with respect to each Co-op Loan, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected first lien and first priority security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement and the related Term Sheet, the Company had full right to sell and assign the same to the Purchaser;

                  Each Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, consumer credit protection, all applicable predatory and abusive lending laws, all applicable unfair and deceptive practices laws and disclosure laws, including, without limitation, any provisions relating to prepayment penalties, and the consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws. This representation and warranty is a Deemed Material Breach Representation;

                  Neither the Company nor any prior holder of any Mortgage Loan has impaired, waived, altered or modified the Mortgage, the Mortgage Note or the assignment of Proprietary Lease, if applicable (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan;

                  Except with respect to each Co-op Loan, each Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae or Freddie Mac in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae or Freddie Mac, together with all applicable ALTA endorsements, including without limitation, an adjustable rate mortgage loan endorsement, if applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the Company, its successors and assigns, as to the first lien priority of the Mortgage (subject to the exceptions contained in (vi) (1), (2), and (3) above), in an amount at least equal to the original principal balance of each such Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Each title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property and each such policy was issued on the date of the origination of each related Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The Company, its successors and assigns, are the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would materially impair the coverage of such lender's title insurance policy;

                  All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

                  Each Mortgage Note and the applicable Mortgage are original and genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties. The Mortgage Loan Documents are on forms acceptable to Fannie Mae or Freddie Mac. Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

                  The proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

                  Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

                  With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  There are no defaults by Company in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. With respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the Sellers have the right under the terms of the Mortgage Loan Documents, to pay any maintenance charges or assessments owed by the Mortgagor. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the applicable Mortgage Note;

                  The Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation and no Mortgage Loan is secured by more than one Mortgaged Property;

                  The buildings and improvements upon each Mortgaged Property are insured by a Qualified Insurer pursuant to a standard, valid and existing hazard insurance policy acceptable to Fannie Mae or Freddie Mac which policy insures against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or Freddie Mac Guide representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding principal balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration (which policy conforms to Fannie Mae or Freddie Mac requirements) is in effect with respect to such Mortgaged Property with a Qualified Insurer in an amount representing coverage not less than the least of
         (A) the outstanding Stated Principal Balance of the Mortgage Loan,
         (B) the maximum insurable value of the improvements securing such Mortgage Loan or (C) the maximum amount of insurance that is available under federal law. All individual insurance policies contain a standard mortgagee clause naming the Company or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either; All such insurance policies contain a clause that the insurer will notify the named mortgagee at least ten (10) days prior to any reduction in coverage or cancellation of the policy;

                  There is no default, breach or event of acceleration existing under the Mortgage or the applicable Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Company and any of its affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan, and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of the Sellers, been threatened or commenced with respect to the Co-op Loan;];

                  The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

                  The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                  The Mortgage File contains an appraisal of the Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated and conforms to the underwriting requirements of the Company. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac and was made by a Qualified Appraiser;

                  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related Mortgagor occupied the related manufactured home as its primary residence. This representation and warranty is a Deemed Material Breach Representation;

                  None of the Mortgage Loans provide for deferred interest or negative amortization. None of the Mortgage Loans are simple interest Mortgage Loans; No Mortgaged Property is a timeshare;

                  No Mortgage Loan contains any provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan. Any Mortgage Loan containing a "balloon" feature is marked as such on the related Mortgage Loan Schedule. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

                  Company is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note and the related Servicing Rights thereto (and with respect to any Co-op Loan, the sole owner of the related assignment of Proprietary Lease). Upon the sale of the Mortgage Loan to the Purchaser, and prior to the transfer of Servicing Rights to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or if requested by the Purchaser, it's designee, in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment sale or pledge to any person other than Purchaser and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and the related Term

         Sheet and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of interim servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement or the related Term Sheet, or as otherwise agreed to by the Company and the Purchaser. The Company acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

                  The Mortgage Note is payable on the first day of each month. Principal payments on the Mortgage Loan commenced no more than sixty
         (60) days after the funds were disbursed in connection with the Mortgage Loan. Monthly payments of interest are calculated on the basis of a year comprised of twelve 30-day months;

                  The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

                  Each of the Mortgage and the Assignment of Mortgage (for each Mortgage Loan that is not a MERS Mortgage Loan) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

                  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

                  There exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Company has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

                  For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

                  Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Company hereunder has been delivered to the Purchaser or its agent;

                  No Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  The Company used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio. No statement, tape, diskette, form, report or other document furnished or to be furnished by Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                  No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor or any other party, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan;

                  The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

                  Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company's underwriting guidelines attached as Exhibit 9 hereto;

                  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

                  All Mortgage Loans originated in New Jersey comply with the Purchaser's standards for purchasing New Jersey mortgage loans, set forth on Exhibit 11 hereto;

                  [Reserved];

                  [Reserved];

                  The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

                  [Reserved];

                  The Mortgage Loans were originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

                  Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Interim Servicer has reported the Mortgagor credit files to each of the three credit repositories in a timely manner;

                  As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Company shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Company has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

                  With respect to each Mortgage Loan for which the related Mortgage Loan Schedule indicates there is a prepayment penalty feature (a "Prepayment Penalty Mortgage Loan"), the Prepayment Penalty Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note. With respect to each Prepayment Penalty Mortgage Loan, each such prepayment penalty is enforceable and will be enforced by the Company for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium and (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

                  The LTV of the Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy (other than a lender paid PMI Policy) obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loans as set forth on the Mortgage Loan Schedule accurately reflects the Mortgage Interest Rate of the Mortgage Loans, net of any such insurance premium;

                  The Company represents and warrants to the Purchaser that as of the related Closing Date or as of such date specifically provided herein:

                           [Reserved];

                           [Reserved];

                           No borrower was encouraged or required to select a
                  Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation;

                           The methodology used in underwriting the extension
                  of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower's income, assets, liabilities and past credit history to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

                           With respect to any Mortgage Loan that contains a
                  provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and
                  (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments. This representation and warranty is a Deemed Material Breach Representation;

                           In connection with the origination of any Mortgage
                  Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No borrower was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

                           No borrower was charged "points and fees" (whether
                  or not financed) in an amount greater than (i) $1,000, or
                  (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees," attached as an exhibit to the related Term Sheet, (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

                           All fees and charges (including finance charges)
                  and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation; and

                           The Company will transmit full-file credit
                  reporting data for each Mortgage Loan and that for each Mortgage Loan the Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation.

                  The gross proceeds of the related Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having, an Appraised Value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only real property collateral for such Mortgage Loan (other than a recourse feature or other third party credit enhancement). This representation and warranty is a Deemed Material Breach Representation.

                  With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation; and

                  With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Company has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Company's knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the borrower's principal residence at the time of the origination of the such Second Lien Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation.

                  With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first or second security interest on the related Cooperative Shares securing the related cooperative note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op
         Loan), which have priority over the Seller's security interest in such Cooperative Shares;

                  With respect to each Co-op Loan, a search for filings of financing statements has been made by a company competent to make the same, which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the cooperative unit is located, and such search has not found anything which would materially and adversely affect the Co-op Loan;

                  With respect to each Co-op Loan, the related cooperative that owns title to the related Cooperative Apartment building is a "cooperative housing corporation" within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property;

                  With respect to each Co-op Loan, there is no prohibition against pledging the shares of the Cooperative or assigning the Co-op Lease;

                  (c) Remedies for Breach of Representations and Warranties; Post-Closing Due Diligence. It is understood and agreed that the covenants, representations and warranties of Company set forth in this Agreement and the related Term Sheet shall survive the sale of the Mortgage Loans and the Servicing Rights to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Servicing Rights Owner for a period of ten (10) years after the applicable Closing Date, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans (or the Servicing Rights) or the interest of the Purchaser therein (or which materially and adversely affects the value of a Mortgage Loan (or related Servicing Rights) or the interests of the Purchaser in the related Mortgage Loan (including the Servicing Rights thereon)) in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

                  Within sixty (60) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's or Servicing Right's Owner's option, repurchase such Mortgage Loan (including the related Servicing Rights) at the Repurchase Price. Notwithstanding the above sentence, any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. Any repurchase of a Mortgage Loan or Mortgage Loans (including the corresponding Servicing Rights) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser or the Servicing Rights Owner and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser in writing; provided that the Company is given adequate notice of such information to comply with such instructions.

                  If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (b) cause MERS to designate on the MERS(R) System the Company as the beneficial holder of such Mortgage Loan.

                  At the time of repurchase, the Purchaser, the Servicing Rights Owner, as applicable, and the Company shall arrange for the reassignment of the repurchased Mortgage Loan and/or the related Servicing Rights, as applicable, to the Company and the delivery to the Company of any documents held by the Purchaser and/or the Servicing Rights Owner and their respective designees relating to the repurchased Mortgage Loan or Servicing Rights, as applicable. Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

                  Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any

Mortgage Loan or Servicing Rights upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser and Servicing Rights Owner, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan and/or Servicing Rights as specified above, and (iii) demand upon the Company by the Purchaser or Servicing Rights Owner for compliance with the relevant provisions of this Agreement.

                  In the event that any Mortgage Loan prepays in full on or prior to the date which is thirty days after the related Closing Date occurs, the Company shall pay the Purchaser, within three Business Days of such prepayment in full, (a) with respect to any Mortgage Loan without a prepayment penalty, the difference between the Purchase Price for such Mortgage Loan and the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (the "Premium") and (b) with respect to any Mortgage Loan with a prepayment penalty, the difference between the Premium and the amount of the prepayment penalty collected with respect to the Mortgage Loan.

                  22. Closing. The closing for the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either by telephone and facsimile, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

                  (a) Conditions to Purchaser's Obligations. The obligation of Purchaser to purchase the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Purchaser):

                  (i) Representations and Warranties Correct. Each of the representations and warranties of Company contained in this Agreement and the related Term Sheet shall be true and correct in all material respects as of the related Closing Date.

                  (ii) Compliance with Covenants. Company shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed on or prior to the related Closing Date under this Agreement and the related Term Sheet.

                  (iii) Closing Documents. Company shall have executed and delivered this Agreement and the related Term Sheet and all other Closing Documents and all other documents required to be delivered by Company hereunder.

                  (iv) Corporate Actions. All corporate, partnership and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Company.

                  (v) Mortgage File. The Company shall have delivered to the Purchaser or its designee all of the Mortgage Loan Documents in accordance with Section 6.03 and a complete Mortgage File with respect to each Mortgage Loan.

                  (vi) Material Adverse Effect. There is no pending action, suit, proceeding or governmental investigation or inquiry against the Company, which would have a material adverse effect on the business, operations, financial condition, properties or assets of the Company, the mortgage loans contemplated herein, or would likely impair materially the ability of the Company to perform under the terms of this Agreement.

                  (b) Conditions to Company's Obligations. The obligation of Company to sell the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Company):

                  (i) Purchase Price. The related Purchase Price, plus accrued interest pursuant to Section 4, shall have been delivered to Company by wire transfer of immediately available funds pursuant to Company's reasonable instructions.

                  (ii) Compliance with Covenants. Purchaser shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement and the related Term Sheet.

                  (iii) Closing Documents. Purchase shall have executed and delivered this Agreement and the related Term Sheet.

                  (iv) Corporate Actions. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Purchaser.

                  23. Closing Documents. The Closing Documents for the Mortgage Loans and the Servicing Rights to be purchased on the related Closing Date shall consist of fully executed originals of the following documents:

                  1. this Agreement (which shall only be required on the initial Closing Date), in two (2) counterparts;

                  2. upon the request of Purchaser, a Custodial Account Letter Agreement in the form attached as Exhibit 3 hereto;

                  3. Upon the request of Purchaser, an Escrow Account Letter Agreement in the form attached as Exhibit 4 hereto;

                  4. the related Mortgage Loan Schedule, one copy to be attached to the related Term Sheet;

                  5.       the related Term Sheet; and

                  6. such other documents related to the purchase and sale of the Mortgage Loans and the Servicing Rights as the Purchaser may reasonably request.

                  24. Costs; Assignments. The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transaction covered by this Agreement. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and related Servicing Rights including, without limitation, fees for the preparation of intervening assignments of Mortgage and Assignments of Mortgage, any termination fees owed to Company's document custodian, any costs relating to transfer of the Mortgage File, and other Mortgage Loan records to Purchaser, the costs of delivering complete master file tape information and other electronically stored information to the Purchaser, the costs of notifying the Mortgagors, hazard and flood insurance companies and other third parties as required, the costs of transferring "lifetime" tax service contracts (as described in Section 14.01) to the Purchaser, the costs of transferring "lifetime" flood certification contracts (as described in Section 14.02) to the Purchaser, and the legal fees and expenses of its attorneys shall be paid by the Company.

                  25. Company's Interim Servicing Obligations. Company, as independent contract servicer, shall service and administer the Mortgage Loans during the related Interim Servicing Period in accordance with the terms and provisions set forth in this Agreement, the related Term Sheet and in the Servicing Addendum attached hereto as Exhibit 5, which Servicing Addendum is incorporated herein by reference. The Company shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

                  26. The Company.

                  (a) Indemnification. (i) The Company agrees to indemnify the Purchaser, the Successor Servicer and the Servicing Rights Owner and hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Purchaser, the Successor Servicer or the Servicing Rights Owner may sustain in any way related to (i) any act, negligence or omission on the part of the Company or its designees in receiving, processing, funding or servicing any Mortgage Loan prior to the related Servicing Transfer Date or otherwise arising from the transfer of the Servicing Rights provided for in this Agreement; (ii) any negligence, act or omission by Company or its designees to cause the transfer of the Mortgage Loans or Servicing Rights to Purchaser unless such inability is the sole result of any act or omission of the Purchaser; (iii) the failure of the Company to perform in any way its duties and interim service the Mortgage Loans in strict compliance with the terms of this Agreement; and (iv) for breach of any covenant, representation or warranty of the Company contained herein. In addition to the obligations of the Company set forth in this Subsection 12.01(a), the Purchaser, the Successor Servicer and Servicing Rights Owner may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Company shall immediately notify the Purchaser and Servicing Rights Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and Servicing Rights Owner and with counsel reasonably satisfactory to the Purchaser and Servicing Rights Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or Servicing Rights Owner in respect of such claim but failure to so notify the Purchaser and Servicing Rights Owner shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser and Servicing Rights Owner, as applicable. The provisions of this Section 12.01 shall survive termination of this Agreement. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Upon the request of the Purchaser, the Company hereby agrees to execute a recognition agreement recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

                  (ii) The Purchaser agrees to indemnify the Company and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Company may sustain in any way related to (i) the breach of any covenant, representation or warranty of the Purchaser contained herein; (ii) any negligence, act or omission on the part of Purchaser or its designees in receiving, processing, funding or servicing any Mortgage Loan after the Servicing Transfer Date; and (iii) any negligence, act or omission of the Purchaser or its designees to cause the transfer of the Mortgage Loans or the Servicing Rights unless such inability is the sole result of any act or omission of the Company. In addition to the obligations of the Purchaser set forth in this Subsection 12.01(b), the Company may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Purchaser shall immediately notify the Company if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Company and with counsel reasonably satisfactory to the Company) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Company in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Purchaser agrees that it will not enter into any settlement of any such claim without the consent of the Company. The provisions of this Section 12.01 shall survive termination of this Agreement.

                  (b) Merger or Consolidation of the Company. The Company shall keep in full force and effect its existence, rights and franchises as a national association under the laws of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Company to perform its duties under this Agreement.

                  Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall satisfy any requirements of Section 15 with respect to the qualifications of a successor to the Company.

                  (c) Limitation on Liability of the Company and Others. Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the

Purchaser for any action taken, or for refraining from the taking of any action, in good faith in connection with the interim servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment in connection with the interim servicing of the Mortgage Loans; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations materially in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell, or duty to interim service, the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Company shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Company's indemnification under Subsections 7.03 or 12.01.

                  (d) Company Not to Resign. The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company in which event the Company may resign as interim servicer. Any such determination permitting the resignation of the Company as interim servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 15.

                  (e) No Transfer of Servicing. With respect to the retention of the Company to service the Mortgage Loans during the Interim Servicing Period, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, during the Interim Servicing Period, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

                  27. Default.

                  (a) Events of Default. In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

                  any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date in which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or the Servicing Rights Owner; or

                  failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or the related Term Sheet which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen
         (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of its property; or

                  the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  failure by the Company to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                  the Company ceases to be approved by Fannie Mae or Freddie Mac as a mortgage loan servicer for more than thirty days; or

                  the Company attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company as interim servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company to interim service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

                  If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Subsection 12.04) of the Company hereunder, either (i) the successor to the Company shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Company shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor or (y) in causing MERS to designate on the MERS(R) System the successor as the servicer of such Mortgage Loan.

                  (b) Waiver of Defaults. The Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  28. Termination; Servicing Transfer. With respect to a Mortgage Loan, the respective obligations and responsibilities of the Company, as interim servicer, shall terminate at the expiration of the related Interim Servicing Period unless earlier terminated in accordance with the terms of this Agreement or the related Term Sheet, without the payment of any termination fee. Upon request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, to prepare notices to the mortgagors and related insurance companies, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as interim servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Company shall follow the servicing transfer instructions of the Purchaser contained herein and attached hereto as Exhibit 7 with respect to servicing transfer procedures. Company and Purchaser will each, at the request of the other, execute and deliver to each other all such documents that either may reasonably request in order to perfect the transfer, assignment and delivery to Purchaser of the Servicing Rights to be sold, transferred, assigned and delivered as of the consummation of this Agreement. The Company shall not be entitled to any transfer fee.

                  (a) Obligations of the Company Prior to the Servicing Transfer Date. The Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date:

                  (i) Preliminary Test Tape. On or prior to the related Closing Date, the Company shall forward to the Purchaser a preliminary test tape (including master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by the Agencies, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Company and the Purchaser. The preliminary test tape shall include all field descriptions and record layouts;

                  (ii) Notice to Hazard Insurers. The Company shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser's name. The Company shall provide the Purchaser with a copy of the notification letter and an officer's written certification that all hazard insurance companies have been notified by an identical letter;

                  (iii) Notice to Mortgage Insurance Companies. The Company shall inform by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to the Purchaser's name. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

                  (iv) Tax Service Contracts. The Company shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee or premium that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

                  (v) Flood Certifications. The Company shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

                  (vi) Notice to Mortgagors. The Company shall, no later than fifteen (15) days prior to the related Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Company to the Purchaser, all in accordance with applicable law. The Company shall obtain the Purchaser's approval of the form of such notifications prior to their mailing. The Company acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter;

                  (vii) Payment of Real Estate Taxes. The Company shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date. If tax bills have not been received by the Company by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Company shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and the Purchaser will promptly reimburse the Company upon receipt from the Company of documentation evidencing such payment. On non-impounded accounts, the Company shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company's failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

                  (viii) Payment of Insurance Premiums. The Company shall pay all hazard and flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the related Servicing Transfer Date or within thirty (30) days after the related Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the related Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company's failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the related Servicing Transfer Date in accordance with the terms of any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

                  (ix) ARM Adjustments. With respect to each adjustable rate Mortgage Loan whose index value for any Interest Adjustment Date is available on or prior to the related Servicing Transfer Date, the Company shall make all such adjustments and shall inform the related Mortgagors of such adjustments; and

                  (x) Notice to Sub-servicers. On or prior to the related Closing Date, the Company shall inform by written notice all sub-servicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans to the Purchaser and of the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date. The Company shall provide the Purchaser with a copy of the notification letter and an officer's certification that all sub servicers have been notified by an identical letter.

                  (b) Obligations of the Company after the Servicing Transfer Date. Without limiting the generality of Section 14, the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

                  (i) Tape. The Company shall furnish to the Purchaser all available computer or like records requested by the Purchaser reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, (iv) ARM master file, (v) ARM history, and (vi) all HMDA data required by the Agencies). Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include reports in electronic format as specifically requested by the Purchaser;

                  (ii) Mortgage File. If the Company has not already done so, the Company shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

                  (iii) Accounting Reports. The Company shall furnish to the Purchaser copies of all accounting reports relating to the Mortgage Loans as of the related Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

                  (iv) Other Documentation. The Company shall provide the Purchaser any and all further documents reasonably required by the Purchaser in order to fully transfer to the Purchaser possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

                  (v) Transfer of Escrow Funds and Other Proceeds. The Company shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of (i) the Net Escrow Payments, (ii) all undistributed insurance loss draft funds, (iii) all unapplied funds received by the Company, (iv) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date, (v) all buydown funds held by the Company as of the related Servicing Transfer Date, and (vi) all other amounts held by the Company with respect to the Mortgage Loans as of the related Servicing Transfer Date for which the Company is not entitled to retain (collectively, the "Escrow Proceeds"). Within five (5) Business Days following the Purchaser's receipt of the Escrow Proceeds, the Company and the Purchaser shall resolve any discrepancies between the Company's accounting statement and the Purchaser's reconciliation with respect thereto. No later than ten (10) Business Days following the related Servicing Transfer Date, the Company or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

                  (vi) Mortgage Payments Received After Servicing Transfer Date. The Company shall promptly forward to the Purchaser any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Company's lock box facility, in which case the Company shall forward such payment in a form acceptable to the Purchaser. The Company shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

                  (c) Limited Power of Attorney. If requested by Purchaser, Company shall furnish to Purchaser a limited power of attorney in the form attached here as Exhibit 10 appointing Purchaser and any of its employees to act as Company's attorney in fact to execute documents pertaining to the discharge and satisfaction of Mortgages which were recorded in Company's name and to endorse checks received by the Purchaser from Mortgagor after the related Servicing Transfer Date in the Company's name.

                  (d) Supplementary Information. From time to time prior to the related Servicing Transfer Date for the servicing of any given Mortgage Loan, Company shall furnish to Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto and file such reports as purchaser may reasonably request.

                  (e) Reasonable Access. Between the date of this Agreement and the related Servicing Transfer Date, Company shall give Purchaser its authorized representatives reasonable access to all documents, files, books, records, accounts, offices and other facilities of Company related to the Mortgage Loans and Servicing Rights transferred hereby, and permit Purchaser to make such inspections thereof as Purchaser may reasonably request during normal business hours, provided, however, that such investigation or inspection shall be conducted in such a manner as to not interfere unreasonably with Company's business operations.

                  29. Successor to the Company. Prior to termination of the Company's responsibilities and duties as interim servicer under this Agreement pursuant to Section 13 or 14, the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations as interim servicer under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company as interim servicer under this Agreement provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities as interim servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Company as interim servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 15 and shall in no event relieve the Company of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 12.01, it being understood and agreed that the provisions of such Subsections 7.01, 7.02, 7.03 or 12.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                  30. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier or facsimile, when received by the other party at the address as follows:

                  (i) if to the Company:

                     First National Bank of Nevada
                     17600 N. Perimeter Drive,
                     Scottsdale, Arizona 85255
                     Attention:  Secondary Marketing
                     Facsimile:  (480) 609-5695

                     with a copy to

                     First National Bank of Nevada
                     17600 N. Perimeter Drive,
                     Scottsdale, Arizona 85255
                     Attention:  General Counsel
                     Facsimile:  (480) 609-7078

                  (ii) if to the Purchaser:

                       Goldman Sachs Mortgage Company
                       85 Broad Street
                       New York, NY  10004
                       Attention:  Michelle Gill
                       Facsimile:  (212) 902-3000

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, by signed receipt if by overnight courier, or by written electronic confirmation if by facsimile).

                  31. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

                  32. Counterparts. This Agreement and each Term Sheet may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

                  33. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions.

                  34. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Company is selling the Mortgage Loans and the Servicing Rights, and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans and the Servicing Rights. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Servicing Rights and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  35. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective successors and assigns of the Company and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement. A form of such assignment is attached as Exhibit 8 hereto. This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the consent of the Purchaser.

                  36. Waivers. No term or provision of this Agreement and a Term Sheet may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

                  37. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                  38. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

                  (iv) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

                  (v) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

                  (vi) the term "include" or "including" shall mean without limitation by reason of enumeration; and

                  (vii) the headings used in this Agreement are for reference purposes only and shall not have any effect on the substantive interpretation of the provisions of this Agreement.

                  39. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                  40. Nonsolicitation. From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related borrower or obligor under a Mortgage Loan of such party's intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant to this Purchase Agreement on the Closing Date and the Company shall take no action to undermine these rights and benefits. The Company shall (a) not sell the name of any Mortgagor, and
(b) use its best efforts to prevent the sale of the name of any Mortgagor by the Company's wholly owned subsidiaries and affiliates, to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be specifically targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 26.

                  41. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

                  42. Integration. This Agreement and the applicable Term Sheet contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercede any prior or contemporaneous understandings, agreements, covenants, statements, representations or warranties, if any, with regard to the subject matter hereof. If there is any conflict between the terms of this Agreement and any Term Sheet dated subsequent to this Agreement, the provisions of such Term Sheet shall control with respect to Mortgage Loans sold pursuant to such Term Sheet.

                  43. Availability of Information. The Purchaser agrees to make available, or to cause any servicer of the Mortgage Loans to make available, to the Company on a monthly basis, any information relating to the performance of the Mortgage Loans, including, without limitation, delinquency, default and prepayment information. Such information may be provided in a form convenient to Purchaser or servicer, as the case may be.

                  44. Loan Sales and Securitization. With respect to the Mortgage Loans, the Company and the Purchaser acknowledge and agree that the Purchaser or any prospective purchaser may sell or transfer from time to time some or all of the Mortgage Loans or the related Servicing Rights to one or more purchasers in connection with whole loan sales, servicing rights sales and/or securitizations of the Mortgage Loans (each, a "Transaction"). With respect to any such Transaction, the Company shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, and (ii) restating certain representations and warranties as set forth in the Purchase Agreement as to the Company and the Mortgage Loans on the date of the Transaction as of the related Closing Date. The Company agrees to enter into an assignment, assumption and recognition agreement pursuant to which the Company assigns the certain restated representations and warranties and remedies to the Transaction as of the related Closing Date. The Company shall indemnify the Purchaser, each Affiliate of the Purchaser participating in any such Transaction, each person who controls the Purchaser or such Affiliate, and the successor servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the successor servicer may sustain in any way related to the provision by the Company of any information regarding the Company, the Mortgage Loans, or the servicing thereof, or the Company's Underwriting Guidelines attached hereto in connection with any Transaction. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.


                  45. Confidential Information. The Company understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Company agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Company, or (c) as is necessary in working with legal counsel, auditors, agents, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

                  46. Compliance with Regulation AB

                  (a) Intent of the Parties; Reasonableness. T The Purchaser and the Company acknowledge and agree that the purpose of Section 32 of this Agreement is, by cooperating in good faith with the Purchaser, to enable the Purchaser and any Depositor designated by the Purchaser to comply with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

                  Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to cooperate in good faith to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate in good faith with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

                  The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to strictly comply with Regulation AB.

                  (b) Additional Representations and Warranties of the
Company.

                  (i) If the mortgage loans of the Company in a single Securitization Transaction constitute 20% or more of the applicable pool of mortgage loans, the Company shall, if so requested by the Purchaser, represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company or any Third-Party Originator; which would be material to a securityholder under the related Securitization Transaction and (ii) there are no affiliations, relationships or transactions relating to the Company or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.


                  (ii) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

                  (c) Information to Be Provided by the Company. In connection with any Securitization Transaction the Company shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.


                  (i) If so requested by the Purchaser in connection with a pool of Mortgage Loans of the Company in a single Securitization Transaction which constitute 20% or more of the applicable pool of Mortgage Loans, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                           the originator's form of organization;

                           a description of the originator's origination
                  program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any

                  Depositor, to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                           a description of any legal or governmental
                  proceedings pending (or known to be contemplated) against the Company and each Third-Party Originator which would be material to a securityholder under the related
                  Securitization Transaction; and

                           a description of any affiliation or relationship
                  between the Company, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                           the sponsor;

                           the depositor;

                           the issuing entity;

                           any servicer;

                           any trustee;

                           any originator;

                           any significant obligor;

                           any enhancement or support provider; and

                           any other material transaction party.


                  (ii) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information, to the extent it can obtain such Static Pool Information with commercially reasonable efforts, respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

                  Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.


                  If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

                  (iii) [Reserved]

                  (iv) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any litigation or governmental proceedings pending against the Company or any Third-Party Originator which would be material to a securityholder and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and
(ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.


                  (d) Indemnification. The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

                  any untrue statement of a material fact contained in any information, report, certification, accountants' letter or other material provided under this Section 32 by or on behalf of the Company, or provided under this Section 32 by or on behalf of any Third-Party Originator (collectively, the "Company Information"), or
         (B) the omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

                  any failure by the Company or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 32; or

                  any breach by the Company of a representation or warranty set forth in Subsection 32.02(a) or in a writing furnished pursuant to Subsection 32.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Subsection 32.02(b) to the extent made as of a date subsequent to such closing date.

                  In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Company or any Third-Party Originator.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                FIRST NATIONAL BANK OF NEVADA
                                    Company



                                By: ____________________________________________
                                    Name:
                                    Title:


                                GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
                                    Purchaser


                                    By:   GOLDMAN SACHS REAL ESTATE FUNDING
                                          CORP., a New York corporation, as
                                          General Partner



                                    By: ________________________________________
                                        Name:
                                        Title:

                                   EXHIBIT 1
                                   ---------

                              FORM OF TERM SHEET

                  This TERM SHEET (the "Term Sheet") dated _____________, between First National Bank of Nevada, a national association, located at 14635 N. Kierland Boulevard, Suite 201, Scottsdale, Arizona 85254 (the "Company") and Goldman Sachs Mortgage Company, a New York limited partnership, located at 85 Broad Street, New York, New York 10004 (the "Purchaser") is made pursuant to the terms and conditions of that certain Amended and Restated Mortgage Loan Purchase and Interim Servicing Agreement (the "Agreement") dated as of November 1, 2005, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

                  The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company's right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

                  1._______Definitions

                  For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):                            $[________]
------------------------

Closing Date:                                        [__________]
------------

Cut-off Date:                                        [__________]
------------

Initial Weighted Average
Mortgage Loan Remittance Rate:                       [__________]
-----------------------------

Mortgage Loan:                                       [__________]
-------------

Purchase Price Percentage:                           [__________]
-------------------------

Servicing Transfer Date:                             [__________]
-----------------------

Additional Closing Conditions:                       [__________]
-----------------------------

                                   Exh. 1-1

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions:
[None].

Additional Loan Documents:                           [__________]
-------------------------

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:
[None]

[Additional] [Modification] of Representations and Warranties:
-------------------------------------------------------------

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

[(a) As of the related Closing Date, all of the Mortgage Loans will have an actual paid-to-date of [____________] (or later) and will be due for the [__________] scheduled monthly payment (or later).]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.



                                   Exh. 1-2

                  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.


                                FIRST NATIONAL BANK OF NEVADA



                                By: ____________________________________________
                                    Name:
                                    Title:


                                GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
                                    Purchaser


                                    By:   GOLDMAN SACHS REAL ESTATE FUNDING
                                          CORP., a New York corporation, as
                                          General Partner



                                    By: ________________________________________
                                        Name:
                                        Title:







                                   Exh. 1-3

                                  SCHEDULE I
                                  ----------

                            MORTGAGE LOAN SCHEDULE






                                   Sch. I-1

                                   EXHIBIT 2
                                   ---------

                        CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or upon Purchaser's request its designee:

         1._______Mortgage Loan Documents.

         2.       Residential loan application.

         3.       Mortgage Loan closing statement.

         4.       Verification of employment and income, if applicable.

         5. Verification of acceptable evidence of source and amount of down payment, if applicable.

         6.       Credit report on Mortgagor.

         7.       Residential appraisal report.

         8.       Photograph of the Mortgaged Property.

         9.       Survey of the Mortgaged Property.

         10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

         11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

         12. If available, termite report, structural engineer's report, water portability and septic certification.

         13.      Sales Contract, if applicable.

         14.      Hazard insurance policy.

         15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

         16.      Amortization schedule, if available.

         17.      Payment history for each of the Mortgage Loans.



                                   Exh. 2-1

                                   EXHIBIT 3
                                   ---------

                  FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                                 ____________________ __, 2004

To:      ____________________
         (the "Depository")

                  As the Company under the Amended and Restated Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "__________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, P&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                [_________________]



                                 By: ___________________________________________
                                    Name:
                                    Title:
                                    Date:

                  The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                Depository



                                By: ____________________________________________
                                   Name:
                                   Title:
                                   Date:


                                   Exh. 3-1

                                   EXHIBIT 4
                                   --------

                    FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                 ____________________ __, 2004

To:      ____________________
         (the "Depository")

                  As the Company under the Amended and Restated Mortgage Loan Purchase and Interim Servicing Agreement, dated as of November 1, 2005, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "_____________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, T&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                 [_________________]



                                 By: ___________________________________________
                                    Name:
                                    Title:
                                    Date:

                  The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                Depository



                                By: ____________________________________________
                                    Name:
                                    Title:
                                    Date:



                                   Exh. 4-1

                                   EXHIBIT 5
                                   ---------

                              SERVICING ADDENDUM

                  SECTION 11. Servicing.
                              ---------

                  Subsection 11.00 Additional Definitions.
                                   ----------------------

                  Ancillary Income: Additional servicing compensation in the form of assumption fees, late payment charges and other miscellaneous fees. Prepayment penalties or premiums due in connection with a Principal Prepayment shall not constitute Ancillary Income and shall be deposited in the Custodial Account as set forth in Subsection 11.04. The Company's right to Ancillary Income shall terminate on the Servicing Transfer Date.

                  BIF: The Bank Insurance Fund, or any successor thereto.

                  Code: The Internal Revenue Code of 1986, or any successor statute thereto.

                  Determination Date: With respect to each Distribution Date, the close of business of the last day of the month preceding the month in which such Distribution Date occurs.

                  Distribution Date: The fifth (5th) Business Day of each month, commencing on the fifth (5th) Business Day of the month next following the month in which the Cut-off Date occurs.

                  Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Company pursuant to this Agreement), a determination made by the Company that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Company shall maintain records, prepared by a servicing officer of the Company, of each Final Recovery Determination.

                  Interim Servicing Fee: With respect to each Mortgage Loan, the amount of the servicing fee the Purchaser shall pay to the Company, which shall, for each month, be equal to $12.00 per Mortgage Loan per month plus. Such fee shall be payable monthly. If the Interim Servicing Period includes any partial calendar month, the Interim Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30 day month. For each Mortgage Loan, such servicing fee will be payable solely from amounts representing interest actually received by the Company from the related Mortgagor.

                  Permitted Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed by the United States of

                                   Exh. 5-1

         America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.




                                   Exh. 5-2
provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

                  Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

                  Qualified Depository: A depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in the highest rating category by each Rating Agency.

                  REMIC: A "real estate mortgage investment conduit" as such term is defined in the Code, as amended.

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its interim servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the interim servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae or Freddie Mac), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder),
(c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under this Agreement.

                  Subsection 11.01 Company to Act as Servicer.

                  Company, as independent contract servicer, shall interim service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.



                                   Exh. 5-3

                  Consistent with the terms of this Agreement and Accepted Servicing Practices, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, during the Interim Servicing Period the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If required by the Company, the Purchaser shall furnish the Company with powers of attorney at the Purchaser's option and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

                  In interim servicing and administering the Mortgage Loans, the Company shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing Practices. If Company elects to utilize a subservicer to perform any or all of Company's duties hereunder, Company shall remain liable as though such duties were performed directly by Company and Company shall be responsible for the payment of any and all fees of any such subservicer.

                  Subsection 11.02  Collection of Mortgage Loan Payments.

                  Continuously from the related Closing Date until the related Servicing Transfer Date, the Company shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

                  Subsection 11.03 Realization Upon Defaulted Mortgage Loans.

                  (a) The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent

                                   Exh. 5-4
payments pursuant to Subsection 11.01. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interest of the Purchaser. If a Mortgage Loan becomes sixty
(60) or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, and the Purchaser has not exercised its right to accelerate the related Servicing Transfer Date as described in the previous sentence, the Company shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within ten
(10) Business Days of receiving such notice. The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Company shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

         (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Company has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Company shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Company has received approval from the Purchaser and has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and



                                   Exh. 5-5

                  (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

                  The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Company, subject to the Company's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

                  If the Company determines, in consultation with the Purchaser, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Company shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Company, subject to the Company's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

                  (c) The Company shall also promptly notify the Purchaser upon learning of any state insolvency or federal bankruptcy proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor.

                  Subsection 11.04 Establishment of Custodial Accounts;
                                   Deposits in Custodial Accounts.

                  The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a Custodial Account Letter Agreement in the form of Exhibit 3.

                  The Company shall deposit in the Custodial Account on a daily basis within two Business Days of receipt, and retain therein the following payments and collections received by it subsequent to the related Cut off Date:

                  (i) all payments on account of principal including Principal Prepayments (and any prepayment penalty fees collected from Mortgagors for any Principal Prepayments) on the Mortgage Loans;

                  (ii) all payments on account of interest on the Mortgage
Loans;



                                   Exh. 5-6

                  (iii) all Liquidation Proceeds;

                  (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

                  (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

                  (vi) all proceeds of any Mortgage Loan repurchased in accordance with Subsection 7.03;

                  (vii) any amounts required to be deposited by the Company pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Company's own funds, without reimbursement therefor;

                  (viii) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Subsection 11.13; and

                  (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Company in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv). The Company shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

                  Subsection 11.05 Permitted Withdrawals From the Custodial Account.

                  The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

                  (i) to make distributions to the Servicing Rights Owner in the amounts and in the manner provided for in Subsection 11.14;

                  (ii) to reimburse itself for unreimbursed Servicing Advances, the Company's right to reimburse itself pursuant to this subclause
(ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is

                                   Exh. 5-7
required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;


                  (iii) to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Interim Servicing Fee;

                  (iv) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

                  (v) to pay, or to reimburse the Company for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

                  (vi) to reimburse itself for any expenses that are reimbursable pursuant to Subsection 11.03; and

                  (vii) to clear and terminate the Custodial Account on the termination of this Agreement.

                  The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii), (iv),
(v) and (vi) above. The Company shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

                  Subsection 11.06 Establishment of Escrow Accounts; Deposits
                                   in Escrow Accounts.

                  The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Upon the request of the Purchaser, the Company shall deliver to the Purchaser an Escrow Account Letter Agreement in the form of Exhibit 4.

                  The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Company shall be entitled to retain any

                                   Exh. 5-8
interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non interest bearing or that interest paid thereon is insufficient for such purposes.

                  Subsection 11.07  Permitted Withdrawals From Escrow Account.

                  Withdrawals from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder,
(iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property, (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

                  Subsection 11.08 Payment of Taxes, Insurance and Other
                                   Charges.

                  With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

                  Subsection 11.09  Transfer of Accounts.

                  The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository institution from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser.. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.



                                   Exh. 5-9

                  Subsection 11.10  Maintenance of Hazard Insurance.

                  The Company shall cause to be maintained for each Mortgage Loan fire, and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Company also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Company's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company, or upon request to the Purchaser, and shall provide for at least thirty (30) days' prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.



                                  Exh. 5-10

                  Subsection 11.11 Maintenance of Mortgage Impairment
                                   Insurance Policy.

                  In the event that the Company shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has an A.M. Best rating of A:VI or better insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Company shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

                  Subsection 11.12 Fidelity Bond, Errors and Omissions
                                   Insurance.

                  The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicers' Guide. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.



                                  Exh. 5-11

                  Subsection 11.13 Title, Management and Disposition of REO
                                   Property.

                  In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

                  The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Company shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser. The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Company determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is necessary to sell any REO property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and a separate servicing agreement among the Company and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

                  With respect to each REO Property, the Company shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited, on a daily basis within one Business Day of receipt in the Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Company.



                                  Exh. 5-12

                  The Company shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

                  Each REO Disposition shall be carried out by the Company at such price and upon such terms as the Purchaser shall direct. If as of the date title to any REO Property was acquired by the Company there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Company, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Company as provided above, shall be deposited in the Custodial Account within one Business Day of receipt.

                  Subsection 11.14  Distributions.

                  On each Distribution Date, the Company shall distribute to the Servicing Rights Owner all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05.

                  All distributions made to the Purchaser on each Distribution Date shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Company or by check mailed to the address of the Purchaser.

                  With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Company to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

                  Subsection 11.15  Remittance Reports.

                  No later than the fifth Business Day each month, the Company shall furnish to the Purchaser or its designee a computer tape and a hard copy of the monthly data, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Company shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the remittance report with respect to the related Distribution Date.



                                  Exh. 5-13

                  Subsection 11.16  Statements to the Purchaser.

                  No later than the Distribution Date, the Company shall forward to the Purchaser or its designee a statement prepared by the Company setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

                  Upon the request of the Purchaser, in connection with any Transaction, the Company shall furnish to the Purchaser a complete, true and correct Mortgage Loan Schedule with respect to the related Mortgage Loans.

                  In addition, not more than ninety (90) days after the end of each calendar year, the Company shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and
(ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

                  The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

                  Subsection 11.17  Real Estate Owned Reports.

                  Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Company shall furnish to the Purchaser a statement covering the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

                  Subsection 11.18  Liquidation Reports.

                  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall deliver to the Purchaser within three Business Days after completion of the foreclosure sale a liquidation report with respect to such Mortgaged Property.

                  Subsection 11.19  Assumption Agreements.

                  The Company shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain

                                  Exh. 5-14
liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due on sale" clause applicable thereto; provided, however, that the Company shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due on sale" clause, the Company, upon prior Purchaser consent, shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Company, with the prior written consent of the insurer under the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

                  In connection with any such assumption or substitution of liability, the Company shall follow the underwriting guidelines of Company attached as Exhibit 9 hereto. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

                  Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

                  Subsection 11.20 Satisfaction of Mortgages and Release of
                                   Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification of a servicing officer of the Company (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Company and the Company shall prepare and process any

                                  Exh. 5-15
satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

                  In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the fidelity bond insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

                  From time to time and as appropriate for the interim servicing or foreclosure of any Mortgage Loan, including for this purpose collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the related Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

                  Subsection 11.21  Servicing Compensation.

                  As compensation for its services hereunder, the Company shall be entitled to receive on the Mortgage Loans the amounts provided for as the Company's Interim Servicing Fee and Ancillary Income. Ancillary Income shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

                  Subsection 11.22  Notification of Adjustments.

                  On each Adjustment Date, the Company shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Company also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company's methods of implementing such interest rate adjustments. Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and

                                  Exh. 5-16

Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

                  Subsection 11.23  Access to Certain Documentation.

                  The Company shall provide to any federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans interim serviced by the Company required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Company.

                  Subsection 11.24 Reports and Returns to be Filed by the Company.

                  The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  Subsection 11.25 Compliance with REMIC Provisions.

                  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.


                                  Exh. 5-17

                                   EXHIBIT 6
                                   ---------

                                  [RESERVED]





                                   Exh. 6-1

                                   EXHIBIT 7
                                   ---------

                        SERVICING TRANSFER INSTRUCTIONS








                                   Exh. 7-1

                                   EXHIBIT 8
                                  ----------

           FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

     This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into as of [___________], 200[_] (the "Closing Date"), among [__________________________], a [__________] corporation, having an address at [___________________] (the "Assignor"),
[_____________________________], a [___________________] corporation, having an address at [_________________________________] (the "Assignee"), and
[__________________], a [___________] corporation, having an address at
[_________________] (the "Company"). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

     In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as "Purchaser" in, to and under that certain Amended and Restated Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2005, and duly executed by the Company and Goldman Sachs Mortgage Company ("Purchaser") (the "Purchase Agreement") attached hereto as Exhibit A, only with respect to the Mortgage Loans, and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as "Purchaser" in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B and furthermore, the Assignor is not assigning to the Assignee, but instead is expressly reserving for the Servicing Rights Owner's exclusive right and benefit only, the following:

         a) any of the Servicing Rights relating to the Mortgage Loans, as the term "Servicing Rights" is defined in the Purchase Agreement and further described herein;

         b) all rights and benefits accorded the Servicing Rights Owner under the Purchase Agreement;

         Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee), and that all such obligations are assumed by the Company.

         The Assignor acknowledges and agrees that upon execution of this Agreement, [____________] shall become the "Purchaser" under the Purchase Agreement, and all

                                   Exh. 8-1
         representations, warranties and covenants by the "Company" to the "Purchaser" under such Purchase Agreement including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

2. Consideration. In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor the amount referenced in that certain trade confirmation dated as of [____________], 200[__] (the "Confirmation"), and duly executed by the Assignor and the Assignee (the "Purchase Price"). The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3. Servicing of the Mortgage Loans. [From and after the related Servicing Transfer Date, the Servicing Rights Owner shall service the Mortgage Loans for the Assignee in accordance with that certain Servicing Agreement dated as of [________________], by and between the Servicing Rights Owner and the Assignee (the "Servicing Agreement").] Prior to the related Servicing Transfer Date, the Company shall service the Mortgage Loans on an interim basis on behalf of the Assignee and the Servicing Rights Owner in accordance with the Purchase Agreement. The address of the "Purchaser" set forth in Section 16 of the Purchase Agreement shall be changed to read as follows:

                           [___________________]
                           [___________________]
                           [___________________]
                           Attention: [___________]

                  The wire transfer instructions for distributions to the Assignee on each Distribution Date shall be as follows:

                           Bank:
                           ABA Routing Number:
                           For Credit to:
                           Attn:

4.   Status of Purchase Agreement. The Assignor represents and warrants that
     (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement, (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor's knowledge, the Company is not in default under the Purchase Agreement, and (f) to the best of the Assignor's knowledge, there are no offsets, claims or defenses available to the Company with respect to the Purchase Agreement or Mortgage Loans.



                                   Exh. 8-2

5. Covenants, Representations and Warranties of the Assignor. The Assignor represents and warrants to, and covenants with, the Assignee that:

     a. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

     b. The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been fully executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to the application of equitable principles in any proceeding, whether at law or in equity;

     c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

     d. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the sale of the Mortgage Loans to the Assignee, the execution, delivery or enforceability of this Agreement, or the Assignor's ability to perform its obligations under this Agreement;

     e. Immediately prior to payment of the Purchase Price for the Mortgage Loans, the Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

     f. The Assignor shall use its reasonable commercial efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

     g. Each of the terms and conditions set forth in the Purchase Agreement which are required to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire title to the Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

     h. The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

          (1)  a fully executed Agreement and Purchase Agreement; and

          (2)  the Mortgage Loan Schedule;



                                   Exh. 8-3

6. Covenants, Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Assignee that:

     a. The representations and warranties made by the Company under Subsection 7.01 and Subsection 7.02 of the Purchase Agreement are true and correct in all material respects as of the related Closing Date and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement.

     b. The Company acknowledges and agrees that upon execution of this Agreement, [___________] shall become the "Purchaser" under the Purchase Agreement but not the Servicing Rights Owner, and all representations, warranties and covenants by the Company as the "Seller" thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser", shall accrue to [__________] by virtue of this Agreement.

7. Covenants, Representations and Warranties of Assignee. The Assignee agrees to be bound, as "Purchaser", by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as "Purchaser" thereunder, with respect to the Mortgage Loans (except for any obligations relating to the Servicing Rights);

8. Governing Law. This Agreement shall be construed in accordance with the laws of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of [________________], except to the extent preempted by federal law.

9. Conflict with Purchase Agreement. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

10. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.




                                   Exh. 8-4

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


[Assignor ________________]                       [Assignee ________________]
     the Assignor                                                the Assignee

By:  _________________________________            By: __________________________
     Its:                                            Its:


[Company ________________]
     the Company

By:  _________________________________
     Its:




                                   Exh. 8-5

                                   EXHIBIT 9
                                   ---------

                       COMPANY'S UNDERWRITING GUIDELINES



                                   Exh. 9-1

                                  EXHIBIT 10
                                  ----------

                           FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, pursuant to the terms of the Amended and Restated Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2005 (the "Agreement"), between First National Bank of Nevada ("Company") and Goldman Sachs Mortgage Company ("Purchaser"), Company is selling certain mortgage loans (the "Mortgage Loans") to Purchaser;

     AND WHEREAS, Company is providing this Limited Power of Attorney pursuant to the Agreement;

     NOW, THEREFORE, ______ does hereby make, constitute and appoint Purchaser, Company's true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Company's name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of Purchaser, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of Purchaser in the public records of the appropriate filing and recording offices; (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by Company on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices; and (iii) to do and perform all acts in connection with the servicing, administration and management of the Mortgage Loans, including but not limited to:

(1) execute and deliver customary consents or waivers and other instruments and documents,

(2) consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages,

(3)  collect any insurance proceeds and other liquidation proceeds,

(4) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan,

(5) execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties, and




                                  Exh. 10-1

(6) execute all documents customarily and reasonably necessary and appropriate for the transfer post-foreclosure of the previously Mortgaged Properties to third parties, and then to collect the sales proceeds from that transfer.

     The enumeration of particular powers herein is not intended in any way to limit the grant to Purchaser as Company's attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Company might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Company agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of Article III below. Any and all third parties dealing with Purchaser as Company's attorney-in-fact may rely completely, unconditionally and conclusively on the authority of Purchaser, as applicable, and need not make any inquiry about whether Purchaser is acting pursuant to the Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by Purchaser that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Agreement.

     Any act or thing lawfully done hereunder by Purchaser shall be binding on Company and Company's successors and assigns.

     This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events:

     (i) the transfer by Purchaser of its servicing obligations under the Agreement to another servicer;

     (ii) with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Agreement; and

     (iii) the termination of the Agreement in accordance with its terms.

         Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of Company under the Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

     Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.




                                  Exh. 10-2

     IN WITNESS WHEREOF, Company has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _____ ___, 200_.


                                ___________________________



                                By: ____________________________________________
                                    Name:
                                    Title:


                                  Exh. 10-3

                                ACKNOWLEDGEMENT



STATE OF ___________________________)
                                    )   ss.:
COUNTY OF __________________________)


     On this ___ day of __________, 200__, before me appeared _______________________, to me personally known, who, being by me duly sworn did say that he/she is the _____________________ of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ____________ acknowledged said instrument to be the free act and deed of said corporation.



                                Name:  _________________________________________
                                      Notary Public in and for said County and
                                      State:

My commission expires:

______________________________________



                                  Exh. 10-4

                                  EXHIBIT 11
                                  ----------

                         NEW JERSEY LOAN STIPULATIONS

Goldman will purchase the following loans subject to the New Jersey Home Ownership Act of 2002 ("Act"), predicated upon the acceptance of the below outlined stipulations:

Home Loans

Purchase Money

Rate-term refinances

Cash-out refinances

Junior Liens

Rate-term refinances

Cash-out refinances

Stipulations:

__ No Mortgage Loan is a 'high cost home loan', 'home improvement loan', 'manufactured home loan', or junior lien 'covered loan' as defined under the Act.

__ 'Covered' Rate-term refinances and 'Covered' Cash-out refinances do not comprise more than 5% of the pool, in the aggregate.

__ The points and fees threshold calculations under the Act include yield-spread premiums.

__ All loans originated under the Act will be subject to up to 100% due diligence subject to the 20% due diligence maximum.

__ Mortgage Loan files must contain tangible net benefit and high-cost worksheets.

__ Seller will make the Representation that all Mortgage Loans subject to New Jersey's 'flipping' prohibition, as defined under the Act, are in compliance with the 'reasonable, tangible net benefit' standard, as defined under the Act.




                                      2-1